Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the USA Technologies, Inc. 2008 Stock Incentive Plan of our report dated September 23, 2008, filed with the Securities and Exchange Commission.

/s/ McGladrey & Pullen, LLP

New York, NY
September 23, 2008